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PRESS RELEASE
Contact: William W. Moreton
         Chief Financial Officer
Phone:   314-633-7123


                       PANERA BREAD COMPANY TO PRESENT AT
          BANC OF AMERICA SECURITIES 32ND ANNUAL INVESTMENT CONFERENCE

St. Louis, MO September 20, 2002 - Panera Bread Company (Nasdaq: PNRA) will be presenting at the Banc of America Securities 32nd Annual Investment Conference to be held in San Francisco on Monday, September 23, 2002 at 3:00 PM PDT. An audio webcast of the presentation will be available over the Internet at http://www.veracast.com/webcasts/BAS/32nd-annual-2002/id62110421.cfm. A replay will be available through Friday, October 11, 2002 at 5:00 PM PDT.